Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Oiltanking Partners, L.P.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Oiltanking Partners, L.P. (No. 333-185211) of our reports dated February 24, 2014, relating to the consolidated financial statements and the effectiveness of Oiltanking Partners, L.P.’s internal control over financial reporting appearing in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP
Houston, Texas
February 24, 2014